SCHEDULE 14A


SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of
1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission Only
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Materials Pursuant to s. 240.14a-12

                             Watts Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

      --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                                  [WATTS LOGO]

                             Watts Industries, Inc.

                                 March 16, 2001

Dear Stockholder:

      We cordially invite you to attend our 2001 Annual Meeting, which will be held on Wednesday, April 25, 2001 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

      At the Annual Meeting the stockholders will elect Directors and act upon certain other matters as described in the proxy statement. The Board of Directors urges you to read the proxy statement which describes these matters and presents other important information.

      Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

      Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on April 25th.

                                           Sincerely,

                                           /s/ Timothy P. Horne

                                           TIMOTHY P. HORNE
                                           Chairman of the Board
                                               and Chief Executive Officer

                             WATTS INDUSTRIES, INC.
                               815 Chestnut Street
                             North Andover, MA 01845
                                ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 25, 2001
                                ----------------

To the Stockholders of
  Watts Industries, Inc.

      Notice is hereby given that the 2001 Annual Meeting of Stockholders of Watts Industries, Inc., a Delaware corporation (the "Company"), will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Wednesday, April 25, 2001, at 10:00 a.m., local time, for the following purposes:

      1. To elect to the Board of Directors of the Company five Directors, each to hold office until the Company's 2002 Annual Meeting of Stockholders and until such Director's successor is duly elected and qualified; and

      2. To ratify the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year.

      Only stockholders of record at the close of business on March 2, 2001 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.

                                        By Order of the Board of Directors

                                        /s/ William C. McCartney

                                        WILLIAM C. McCARTNEY
                                        Secretary

North Andover, Massachusetts
March 16, 2001

                                    IMPORTANT

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             WATTS INDUSTRIES, INC.
                                ----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2001
                                 PROXY STATEMENT
                                ----------------
                             INFORMATION CONCERNING
                             SOLICITATION AND VOTING

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Watts Board") of Watts Industries, Inc. (the "Company") for use at the Company's 2001 Annual Meeting of Stockholders to be held on Wednesday, April 25, 2001 at 10:00 a.m., local time, in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810 and at any adjournment(s) or postponement(s) thereof ("Annual Meeting").

      Only stockholders of record at the close of business on March 2, 2001 are entitled to receive notice of and to vote at the Annual Meeting. Each share of Class A common stock, par value $.10 per share ("Class A Common Stock"), of the Company outstanding on the record date is entitled to one vote, and each share of Class B common stock, par value $.10 per share ("Class B Common Stock"), of the Company outstanding on the record date is entitled to ten votes. As of the close of business on March 2, 2001, there were outstanding and entitled to vote 17,381,288 shares of Class A Common Stock and 9,085,224 shares of Class B Common Stock.

      The presence, in person or by proxy, of outstanding shares of Class A Common Stock and Class B Common Stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company.

      Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitles to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will have no effect on the outcome of the election of Directors. In the election of Directors, votes may be cast in favor of, against or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome.

      Shares represented by duly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, properly executed proxies will be voted (i) for the election of each of the nominees named herein for Director, and (ii) for the ratification of the selection of KPMG LLP as the independent auditors of the Company for the current fiscal year.

       Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by (1) giving written notice of such revocation to the Secretary of the Company at the address set forth below, (2) signing and duty delivering a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

       This proxy statement and the enclosed proxy are first being mailed together by the Company on or about March 16, 2001 to stockholders of record as of March 2, 2001. The Company's Annual Report for the fiscal year ended December 31, 2000 is being mailed to such stockholders of the Company concurrently with this proxy statement.

       The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

       The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by personal interview, telephone and telegram. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

       At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the direction of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Watts Board has fixed the number of Directors at five and nominated each of the individuals named below for election as a Director. If elected, each nominee will serve until the Company's 2002 Annual Meeting of Stockholders and until such Director's successor shall have been duly elected and qualified. Proxies will be voted for each of the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Watts Board. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Watts Board or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of shares representing votes sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

      The Board of Directors recommends that stockholders vote FOR the election of each nominee as a Director of the Company.

              INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

      Set forth below is the name and age of each nominee for Director, each of whom is a current Director of the Company, his principal occupation for at least the past five years, the year each became a Director of the Company and certain other information. The information is as of March 14, 2001.

                                                 Present Principal Employment and                               Director
         Name                   Age                Prior Business Experience (1)                                Since (1)
         ----                   ---                -----------------------------                                ---------
Timothy P. Horne ............  62  Chairman of the Board since 1986 and Chief Executive Officer since           1962 (2)
                                   1978; President from 1994 to April 1997, and from April 2000 to present. Mr. Horne is a Director of CIRCOR International, Inc.
                                   Mr. Horne joined the Company in 1959.
Kenneth J. McAvoy ...........  60  Chief Financial Officer and Treasurer of the Company from 1986               1994 (2)
                                   to 1999; Vice President of Finance from 1984 to 1994; Executive Vice
                                   President of European Operations from 1994 to 1996; Secretary from
                                   1985 to 1999. Mr. McAvoy joined the Company in 1981, and retired on December 31, 1999.
Gordon W. Moran .............  62  Chairman of Hollingsworth & Vose Company, a paper manufacturer,              1990 (2)
                                   since 1997, and served as its President and Chief Executive Officer from 1983 to 1998. Mr. Moran is a Director of Evanite Fiber Corporation.
Daniel J. Murphy, III .......  58  Chairman of Northmark Bank, a commercial bank, since August                  1986 (2)
                                   1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a
                                   Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987 and President and a
                                   Director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company from 1980 to
                                   1986. Mr. Murphy is a Director of Bay State Gas Company and
                                   CIRCOR International, Inc.
Roger A. Young ..............  55  Chairman of the Board of Directors of Bay State Gas Company,                 1999 (2)
                                   a wholly owned subsidiary of NiSource Inc., since 1996 and served on its Board since 1975. Mr. Young was elected President and Chief
                                   Operating Officer of Bay State Gas Company in 1981 and Chief
                                   Executive Officer in 1990, serving in such positions until 1999.
                                   Mr. Young is also a Director of NiSource, Inc.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.

(2)   Nominee for director.

                            DIRECTORS' COMPENSATION

      Each non-employee Director receives an annual retainer of $18,000 and $500 per Board of Directors and committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan").

      Stock options granted under the Directors' Plan are granted automatically as of November 1 in each year (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 3,094 shares of Class A Common Stock shall be granted to each non-employee Director duly elected and serving as such on each Grant Date. All options are granted with an exercise price of $10.583 per share and are fully exercisable upon grant.

      No option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

      During fiscal 2000 on the Grant Date, each non-employee Director was granted options to purchase 3,094 shares of Class A Common Stock under the Directors' Plan. Except for the options granted in fiscal year 2000, the option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company.

      Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

          The Watts Board held five meetings during the fiscal year ended December 31, 2000. Each of the Directors of the Company attended at least 75% of the total number of meetings of the Watts Board and of the committees on which such Director served. The Watts Board has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held three meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended December 31, 2000. The Audit Committee, among other things, reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's equity compensation plans, determining compensation policies applicable to, and approving the compensation arrangements of the principal executive officers of the Company. Messrs. Moran, Murphy, Young and McAvoy comprise the Audit Committee, and Messrs. Murphy and Moran comprise the Stock Option and Compensation Committee.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

      The following table sets forth as of February 15, 2001 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all persons known by us to beneficially own 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and
(iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers, Directors and persons nominated for election as Directors of the Company.

                                                                                    Number
                                                                                      of
                                                                                    Shares
                                                                                 Beneficially                   Percent
Name of Beneficial Owner (2)                                                     Owned (1)(3)             Equity       Voting
----------------------------                                                     ------------             ------       ------
Timothy P. Horne (4) ......................................................    9,321,001  (5)(6)(7)       35.2%        81.2%
Gabelli Group Capital Partners, Inc .......................................    5,023,580  (23)            19.0          4.6
Perkins, Wolf, McDonnell & Company ........................................    2,820,500  (24)(26)        10.7          2.6
George B. Horne (4)(9) ....................................................    2,124,600  (6)(9)(10)       8.0         19.2
Berger Small Cap Value Fund ...............................................    1,900,000  (24)(26)         7.2          1.8
Frederic B. Horne .........................................................    1,719,473  (8)              6.5          1.6
Daniel W. Horne (4)(11) ...................................................    1,337,490  (6)(11)          5.1         12.1
Deborah Horne (4)(12) .....................................................    1,337,490  (6)(12)          5.1         12.1
Peter W. Horne (4)(13) ....................................................    1,286,315  (7)(13)          4.8         11.5
Daniel J. Murphy III (4) ..................................................    1,272,301  (7)(16)          4.8         11.5
Dimensional Fund Advisors Inc. ............................................    1,250,900  (15)             4.7          1.2
Lazard Freres & Co. LLC ...................................................    1,228,050  (25)             4.6          1.1
Ernest E. Elliot ..........................................................      115,662  (14)(29)         *            *
William C. McCartney ......................................................      110,311  (14)(19)         *            *
Paul A. Lacourciere .......................................................      107,685  (14)(28)         *            *
Michael O. Fifer ..........................................................       84,593  (14)(22)         *            *
Gordon W. Moran ...........................................................       31,940  (14)(17)         *            *
Kenneth J. McAvoy .........................................................       16,070  (14)(18)         *            *
Roger A. Young ............................................................        6,188  (14)(27)         *            *

All Executive Officers and
Directors as a group (14 persons) .........................................   11,138,833  (20)(21)        42.1         93.2

* Less than one percent

(1) The number of shares and percentages has been determined as of February 15, 2001 in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934. As of February 15, 2001, a total of 26,462,034 shares were outstanding, of which 9,085,224 were shares of Class B Common Stock entitled to ten votes per share and 17,376,810 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(2) The address of each stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that Frederic B. Horne's address is c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, Massachusetts 01923, Dimensional Fund Advisors Inc. address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, Gabelli Group Capital Partners, Inc., address is One Corporate Center, Rye, New York 10586, Perkins, Wolf, McDonnell & Company address is 53 W. Jackson Blvd., Suite 722, Chicago, IL 60604, Lazard Freres & Co. LLC address is 30 Rockefeller Plaza, NY, NY 10020 and the Berger Small Cap Value Fund address is 210 University Boulevard, Suite 900, Denver, Colorado 80206.

(3) Under the rules promulgated by the Securities and Exchange Commission, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and includes any shares as to which the stockholder has the right to acquire beneficial ownership within 60 days after February 15, 2001. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes or computing the equity and voting percentages for each stockholder, any shares which such stockholder has the right to acquire within 60 days after February 15, 2001 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentages for any other stockholder.

(4)   Timothy P. Horne, George B. Horne, Daniel W. Horne, Deborah Horne, Peter
      W. Horne, Tara Horne, and Daniel J. Murphy III may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

      Shares of Class B Common Stock of the Company beneficially owned by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members (other than George B Horne). The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

(5) Includes (i) 2,701,220 shares of Class B Common Stock and 83,295 shares of Class A Common Stock beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,235,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Peter W. Horne serves as sole trustee, (v) 2,124,600 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vi) 40,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (vii) 30,200 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as sole trustee, (viii) 22,600 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as sole trustee, and (ix) 411,566 shares issuable upon the exercise of stock options exercisable currently or within 60 days of February 15, 2001. The shares noted in clause (iv) are held in a voting trust for which Mr. Horne and Daniel J. Murphy III serve as co-trustees. See footnote 7. A total of 2,651,220 of the shares of Class B Common Stock noted in (i), 1,285,840 of the shares noted in (ii), 1,285,840 of the shares noted in (iii), 2,024,600 of the shares noted in (v), and all of the shares noted in clauses (vi), (vii) and (viii) (7,340,300 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote
      6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 83,295 of the shares noted in clause (i), 25,000 of the shares noted in each of clauses (ii) and (iii), 50,000 of the shares noted in clauses (v), and all of the shares noted in clause (ix) of this footnote.

(6) 7,340,300 shares of Class B Common Stock in the aggregate (see footnote 5) are subject to the terms of The Amended and Restated George B. Horne Voting Trust Agreement-1997 ("the 1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Daniel J. Murphy III, a director of the Company, David F. Dietz, whose professional corporation is a partner in the law firm of Goodwin Procter LLP, and Walter J. Flowers, a partner in the law firm of Flowers and Manning (each, a "Successor Trustee" and collectively, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. If a Successor Trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two Successor Trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees do not unanimously concur on any matter not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative.

      The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of Class B Common Stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. Amendments to the extension, termination and amendment provisions of the 1997 Voting Trust, require the approval of each individual depositor. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

      Timothy P Horne holds 36.1% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.5% of the Beneficial Interest as trustee of a revocable trust, 17.5% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 27.6% of the beneficial interest as co-trustee of a revocable trust, and 0.4% and 0.3% of the Beneficial Interest as trustee of two irrevocable trusts (representing an aggregate of 99.4% of the Beneficial Interest). George B. Horne holds 27.6% of the beneficial interest as co-trustee of a revocable trust. Tara V. Horne, individually and as beneficiary of an irrevocable trust holds 0.9% of the Beneficial Interest.

(7) Includes 1,235,840 shares of Class B Common Stock which are beneficially owned by Peter W. Horne, as sole trustee and beneficiary of a revocable trust which are subject to the terms of the Horne Family Voting Trust Agreement-1991 (the "1991 Voting Trust"). Under the terms of the 1991 Voting Trust, the two trustees (currently Timothy P. Horne and Daniel J. Murphy, III) have sole power to vote all shares subject to the 1991 Voting Trust. However, as long as Timothy P. Horne is serving as a trustee of the 1991 Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the 1991 Voting Trust (for purposes of this footnote, the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Daniel J. Murphy, III is required for the voting of shares in connection with any vote involving the election or removal of directors of the Company. Under the terms of the 1991 Voting Trust, Timothy P. Horne has the authority to designate up to two successor trustees. Timothy P. Horne has not designated any such successor trustee. If each of Timothy P. Horne and Mr. Murphy ceases to serve as a trustee for any reason, and no successor trustee has been designated, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the 1991 Voting Trust. Under the terms of the 1991 Voting Trust, Timothy P. Horne and George B. Horne, the father of Timothy P. Horne, can collectively agree to revoke the designation of any successor trustee before he begins to serve or to appoint a new designated successor. If one of such Horne family member is unable to take such action, this power rests in the survivor of them.

      The 1991 Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the 1991 Voting Trust, are then living, and continue to hold voting trust certificates under the 1991 Voting Trust or, in the case of shares in the 1991 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1991 Voting Trust may be amended or terminated by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Daniel J. Murphy, III and their successors designated as described in the preceding paragraph is serving as trustee, the trustees. Shares may not be removed from the 1991 Voting Trust during its term without the consent of the trustees.

(8) The information is based on a Schedule 13D filed with the Securities and Exchange Commission on May 31, 2000 by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"). Includes (i) 1,485,873 shares of Class A Common Stock, beneficially owned by Mr. Horne, (ii) 22,600 shares of Class A Common Stock beneficially owned by an irrevocable trust for the benefit of Kristina M. Horne for which Mr. Horne serves as trustee, (iii) 11,000 shares of Class A Common Stock beneficially owned by Mr. Horne as custodian for Kristina M. Horne under the Massachusetts Uniform Gifts to Minors Act, and (iv) 200,000 shares of Class A Common Stock beneficially owned by Mr. Horne as trustee pursuant to an irrevocable trust for the benefit of Mr. Horne and Kristina M. Horne as well as future descendents, for which Mr. Horne serves as a trustee.

(9)   Consists of 2,124,600 shares held in a revocable trust for which Timothy
      P. Horne and George B. Horne serve as co-trustees. 2,024,600 of such shares are subject to the 1997 Voting Trust. See footnote 6.

(10) All shares are Class B Common Stock, except for 50,000 shares of Class A Common Stock.

(11) All shares are Class B Common Stock, except for 26,650 shares of Class A Common Stock. All shares except for 1650 shares of Class A Common Stock, are held in a revocable trust for which Timothy P. Horne serves as sole trustee. 1,285,840 of the shares of Class B Common Stock are subject to the 1997 Voting Trust. See footnote 6.

(12) All shares are Class B Common Stock, except for 26,650 shares of Class A Common Stock. All shares except for 1650 shares of Class A Common Stock, are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee. 1,285,840 of the shares of Class B Common Stock are subject to the 1997 Voting Trust. See footnote 6.

(13) All shares are Class B Common Stock except for 50,475 shares of Class A Common Stock. The shares of Class B Common Stock are held in a revocable trust for which Peter W. Horne serves as sole trustee. 1,185,840 of the Class B Common Stock shares are subject to the 1991 Voting Trust. See footnote 7.

(14) All shares are Class A Common Stock or options to purchase Class A Common Stock which are exercisable currently or within 60 days of February, 15, 2001.

(15) The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001 by Dimensional Fund Advisors, Inc. reporting their aggregate holdings of shares of Class A Common Stock as of December 31, 2000. Such holdings represented 17.3% of the Class A Common Stock outstanding as of February 15, 2000 according to the Schedule 13G. Dimensional Fund Advisors has stated in the 13G that it is an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors has stated in its Schedule 13G that it has sole investment and/or voting power of the shares.

(16) Includes (i) 5,121 shares of Class A Common Stock held by Mr. Murphy, (ii) 400 shares of Class A Common Stock beneficially owned by Mr. Murphy as trustee of a trust, (iii) 30,940 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days from February 15, 2001 and (iv) 1,235,840 shares of Class B Common Stock held in a revocable trust. 1,185,840 of the Class B Common Stock shares are held in the 1991 Voting Trust for which Mr. Timothy P. Horne and Mr. Murphy serve as co-trustees. See footnote 7.

(17) Includes (i) 1000 shares of Class A Common Stock, and (ii) 30,940 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

(18) Includes (i) 12,976 shares of Class A Common Stock and (ii) 3,094 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

(19) Represents 110,311 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

(20) Includes (i) 9,966,330 shares of Class B Common Stock (ii) 225,239 shares of Class A Common Stock, and (iii) 947,264 shares of Class A Common Stock issuable upon the exercise of stock options currently or within 60 days of February 15, 2001.

(21) Shares of Class B Common Stock held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

(22) Includes (i) 10,801 shares of Class A Common Stock held by Mr. Fifer, (ii) 300 shares of Class A Common Stock held by Mr. Fifer as custodian for three minor children, and (iii) 73,492 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of February 15, 2001.

(23) The information is based on a Schedule 13D filed with the Securities and Exchange Commission on November 8, 2000 by Gabelli Group Capital Partners, Inc., Gabelli Funds, LLC, Gabelli Asset Management, Inc., GAMCO Investors, Inc., Mario J. Gabelli and Marc J. Gabelli reporting their aggregate holdings of shares of Class A Common Stock as of November 3, 2000. Such holdings represented 28.9% of the Class A Common Stock outstanding as of February 15, 2001. Messrs. Mario J. Gabelli and Marc J. Gabelli directly and indirectly control the entities filing the Schedule 13D which entities are primarily investment advisors to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. Each of the Reporting Persons and Covered Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, except that
      (i) GAMCO does not have the authority to vote 21,000 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the Proxy Voting Committee of each fund may take and exercise in its sole discretion with respect to the shares held by each fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, Marc Gabelli, GAMI and Gabelli partners is indirect with respect to shares beneficially owned directly by other Reporting Persons.

(24) The information is based on a Schedule 13G filed with the Securities and Exchange Commission, on September 1, 2000 by Perkins, Wolf, McDonnell & Company and a subsequent telephone conversation with that firm. The reported holdings represented 16.2% of the Class A Common Stock outstanding as of February 15, 2001. Perkins, Wolf, McDonnell & Company has stated in the 13G that it is an investment advisor registered under the Investment Advisors Act of 1940, and that it possesses shared in vestment and voting power of the shares. Perkins, Wolf McDonnell & Company is the sub investment advisor delegated with investment and voting authority of the 1,900,000 shares of Berger Small Cap Value Fund. See footnote 26. The Berger Small Cap Value Fund shares are included in the total shares shown for Perkins, Wolf, McDonnell & Company.

(25) The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2000 by Lazard Freres & Co. LLC. The reported holdings represented 7.1% of the Class A Common Stock outstanding as of February 15, 2001. Lazard Freres has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisors Act of 1940, and that it possesses sole investment power of all of the shares and sole voting power of 1,070,100 of the shares.

(26) The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 by the Berger Small Cap Value Fund. The reported holdings represented 10.9% of the Class A Common Stock outstanding as of February 15, 2001. The Berger Small Cap Value Fund has stated in the Schedule 13G that it is a portfolio series established under the Berger Omni Investment Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended, and that it possesses shared investment and voting power of the shares. The Berger Small Cap Value Fund has stated in the Schedule 13G that Perkins, Wolf, McDonnell & Company is a sub investment advisor delegated with investment and voting authority over the shares. See footnote 24.

(27) Represents 6,188 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

(28) Represents 107,885 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

(29) Includes (i) 350 shares of Class A Common Stock held by Mr. Elliot, (ii) 50 shares of Class A Common Stock held by Mr. Elliot's wife, and (iii) 115,262 shares of Class A Common Stock issuable upon the exercise of stock options which are exercisable currently or within 60 days of February 15, 2001.

                            COMPENSATION ARRANGEMENTS

Summary Compensation Table

      The following table contains information with respect to the compensation for the fiscal year ended December 31, 2000, the six month fiscal period of July 1, 1999 to December 31, 1999, and the two fiscal years ended June 30, 1999 and June 30, 1998 of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term Compensation
                                              Annual Compensation                                  Awards
                                              -------------------                          ----------------------
                                                                                  Restricted Stock      Securities Underlying
Name and                                Fiscal     Salary        Bonus                  Units                  Options
Principal Position                       Year      ($)(1)      ($)(1)(3)             ($)(2)(4)(5)             (#)(2)(6)
------------------                       ----      ------      ---------             ------------             ---------
Timothy P. Horne                          2000     705,000     101,520                      0(7)                    0
Chairman of the Board                   1999.5     352,000      96,857                      0(7)               61,890
Chief Executive Officer                   1999     701,666           0                      0(7)               61,890
and President                             1998     685,000           0                159,852(7)               61,890

Michael O. Fifer                          2000     215,000           0                113,790(8)               40,000
Corporate Vice President                1999.5     103,333           0                 75,155(8)               46,415
                                          1999     184,417           0                152,941(8)               23,210
                                          1998     162,500       6,622                 39,493(8)               19,340

William C. McCartney                      2000     186,292           0                120,180(9)               25,000
Chief Financial Officer,                1999.5      81,333      12,676                 56,758(9)               18,565
Treasurer and Secretary                   1999     151,250       3,823                 17,055(9)               12,380
                                          1998     142,500       7,996                 35,787(9)               16,245

Paul A. Lacourciere                       2000     177,000      41,957                20,970(10)               20,000
Vice President                          1999.5      87,500      12,665                18,896(10)               18,565
of  Manufacturing                         1999     174,167      21,655                32,322(10)               15,470
                                          1998     190,000           0                86,796(10)               23,210

Ernest E. Elliott                         2000     177,000      13,985                62,925(11)               15,000
Executive Vice President                1999.5      86,667       9,617                43,049(11)               18,565
of Sales and Marketing                    1999     168,333      13,809                61,832(11)               15,470
                                          1998     158,333      18,937                84,794(11)               19,340

(1) As a result of the Company changing its fiscal year end from June 30 to December 31 of each year, the salary and bonus amounts for the six-month fiscal period of July 1, 1999 to December 31, 1999 ("1999.5") represent the actual amounts earned for that period.

(2) Except for those granted in fiscal year 2000, the stock option and Restricted Stock Unit (RSUs) numbers and exercise/purchase prices were equitably adjusted as a result of the Company's spin-off of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company.

(3) Amounts awarded under the Executive Incentive Bonus Plan, as amended. Certain of the named executive officers elected to receive Restricted Stock Units (RSUs) in lieu of all or a portion of a cash bonus.

(4) Represents the dollar value (net of any consideration paid by the named executive officer) of Restricted Stock Units (RSUs) received under the Management Stock Purchase Plan (the "Management Plan") determined by multiplying the number of RSUs received by the closing market prices of the Class A Common Stock of $15.00, $14.25, $12.441, $11.916, on the RSU grant dates of February 6, 2001, February 8, 2000, August 9, 1999 and August 11, 1998, respectively.

(5) Each of the named executive officers made an election under the Management Plan in December 1997, December 1998, August 1999, and June 2000 to receive RSUs (i) in lieu of a specified per-centage or dollar amount of his actual annual incentive cash bonus or (ii) for a specified dollar amount, up to 100% of his targeted maximum cash bonus, for fiscal years ended June 30, 1998, June 30, 1999, six-month fiscal period ended December 31, 1999, and the fiscal year ended December 31, 2000, respectively. With respect to fiscal years 2000, 1999.5, 1999 and 1998, RSUs were awarded as of February 6, 2001, February 8, 2000, August 9, 1999, and August 11, 1998, respectively (the dates annual incentive bonuses were determined) by dividing the named executive officers election amount by the RSU cost. The RSU cost was $10.00, $9.5475, $8.336, and $7.984 per RSU for fiscal years 2000, 1999.5, 1999, and 1998, respectively, which was 67% of $15.00,
      $14.25, $12.441, and $11.916, the closing market prices of the Class A Common Stock on February 6, 2001, February 8, 2000, August 9, 1999, and August 11, 1998, respectively ("2000 RSU Cost", "1999.5 RSU Cost", "1999 RSU Cost", and "1998 RSU Cost"). Except for fiscal year 2000, closing market prices and RSU cost were equitably adjusted as described in Note 2. Each RSU vests 100% three years after the date of the grant, and at the end of a deferral period, if one has been specified by the named executive officer under the Management Plan, the Company will issue one share of Class A Common Stock for each vested RSU. Cash dividends, equivalent to those paid on the Class A Common Stock, will be credited to the named executive officer's account for each non-vested RSU and will be paid in cash to such person when such RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.

(6)   Awarded under the 1996 Stock Option Plan (the "1996 Plan").

(7) For fiscal years 2000, 1999.5 and 1999 Mr. Horne did not elect to receive RSUs. Mr. Horne elected not to accept any bonus for fiscal year 1999. For fiscal year 1998, Mr. Horne's election under the Management Plan was to receive RSUs equal to $171,250, which was his targeted maximum bonus. Since Mr. Horne's actual bonus was $75,521, Mr. Horne was required to pay out of pocket the difference of $95,729. Mr. Horne received 21,447 RSUs which was determined by dividing $171,250 by the 1998 RSU Cost. Mr. Horne held 21,447 RSUs at December 31, 2000 with a net value of $201,848 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $13.875 on December 29, 2000.

(8) For fiscal year 2000, Mr. Fifer received 7,586 RSUs in lieu of receiving his entire bonus of $75,863. The number of RSUs was determined by dividing $75,863 by the 2000 RSU cost. For fiscal year 1999.5, Mr. Fifer received 5,274 RSUs in lieu of receiving his entire incentive bonus of $50,356. The number of RSUs was determined by dividing $50,356 by the 1999.5 RSU cost. For fiscal year 1999, Mr. Fifer received 12,293 RSUs in lieu of receiving his entire annual incentive bonus of $102,471. The number of RSUs was determined by dividing $102,471 by the 1999 RSU cost. For fiscal year 1998, Mr. Fifer received 3,314 RSUs in lieu of receiving 80% of his total annual incentive bonus of $33,083, or $26,461. The number of RSU's was determined by dividing $26,461 by the 1998 RSU Cost. Mr. Fifer held 31,896 RSUs at December 31, 2000 with a value of $442,557 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $13.875 on December 29, 2000.

(9) For fiscal year 2000, Mr. McCartney received 8,012 RSUs in lieu of receiving his entire bonus of $80,120. The number of RSUs was determined by dividing $80,120 by the 2000 RSU cost. For fiscal year 1999.5, Mr. McCartney received 3,983 RSUs in lieu of receiving 75% of his incentive bonus of $50,702, or $38,027. The number of RSUs was determined by dividing $38,027 by the 1999.5 RSU cost. For fiscal year 1999, Mr. McCartney received 1,371 RSUs in lieu of receiving 75% of his annual incentive bonus of $15,261, or $11,438. The number of RSUs was determined by dividing $11,438 by the 1999 RSU cost. For fiscal year 1998, Mr. McCartney received 3,003 RSUs in lieu of receiving 75% of his total annual incentive bonus of $31,973, or $23,977. The number of RSU's was determined by dividing $23,977 by the 1998 RSU Cost. Mr. McCartney held 13,400 RSUs at December 31, 2000 with a value of $185,925 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $13.875 on December 29, 2000.

(10) For fiscal year 2000, Mr. Lacourciere received 1,398 RSUs in lieu of receiving 25% of his entire bonus of $55,942, or $13,985. The number of RSUs was determined by dividing $13,985 by the 2000 RSU cost. For fiscal year 1999.5, Mr. Lacourciere received 1,326 RSUs in lieu of receiving 50% of his incentive bonus of $25,331 or $12,665.5. The number of RSUs was determined by dividing $12,665.5 by the 1999.5 RSU cost. For fiscal year 1999, Mr. Lacourciere received 2598 RSUs in lieu of receiving 50% of his annual incentive bonus of $43,310, or $21,655. The number of RSUs was determined by dividing $21,654.9 by the 1999 RSU cost. For fiscal year 1998, Mr. Lacourciere received 7,284 RSUs in lieu of receiving his entire total annual incentive bonus of $58,159. The number of RSU's was determined by dividing $58,159 by the 1998 RSU Cost. Mr. Lacourciere held 17,930 RSUs at December 31, 2000 with a value of $248,779 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $13.875 on December 29, 2000.

(11) For fiscal year 2000, Mr. Elliot received 4,195 RSUs in lieu of receiving 75% of his incentive bonus of $55,942, or $41,957. The number of RSUs was determined by dividing $41,957 by the 2000 RSU cost. For fiscal year 1999.5, Mr. Elliot received 3,021 RSUs in lieu of receiving 75% of his incentive bonus of $36,466, or $28,849. The number of RSUs was determined by dividing $28,849 by the 1999.5 RSU cost. For fiscal year 1999, Mr. Elliot received 4,970 RSUs in lieu of receiving 75% of his annual incentive bonus of $55,236, or $41,427. The number of RSUs was determined by dividing $41,427 by the 1999 RSU cost. For fiscal year 1998, Mr. Elliot received 7,116 RSUs in lieu of receiving 75% of his total annual incentive bonus of $75,749, or $56,812. The number of RSU's was determined by dividing $56,812 by the 1998 RSU Cost. Mr. Elliot held 22,580 RSUs at December 31, 2000 with a value of $313,298 as determined in accordance with Note (4) above, except based on a closing market price of the Company's Class A Common Stock of $13.875 on December 29, 2000.

Stock Option Grants

      The following table shows information concerning options to purchase shares of Class A Common Stock granted in fiscal 2000 to the named executive officers.

                                                                                                    Potential Realizable Value
                                                                                                    at Assumed Annual Rates of
                                                                                                     Stock Price Appreciation
                                                          Individual Grants                               for Option Term(5)
                                 -------------------------------------------------------------      --------------------------
                                 Number of     % of Total
                                 Securities     Options
                                 Underlying    Granted to                Market
                                   Options      Employees    Exercise     Price
                                   Granted      in Fiscal      Price     on Date    Expiration
Name                             (#)(1)(2)        Year        ($/Sh)     of Grant      Date             5%($)      10%($)
----                             ---------        ----        ------     --------      ----             -----      ------
Timothy P. Horne                       0(3)          0          N/A         N/A         N/A              N/A         N/A
Michael O. Fifer                  40,000         23.81       11.375(4)    11.375     7-25-2010         286,147     725,153
William C. McCartney              25,000         14.88       11.375(4)    11.375     7-25-2010         178,842     453,221
Paul A. Lacourciere               20,000         11.90       11.375(4)    11.375     7-25-2010         143,074     362,576
Ernest E. Elliott                 15,000          8.93       11.375(4)    11.375     7-25-2010         107,305     271,932

(1)   All options were granted on July 25, 2000 under the 1996 Plan.

(2) All options vest over five years at the rate of 20% per year on successive anniversaries of the date of grant and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1996 Plan, the incentive stock options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3)   Mr. Horne did not receive stock options in fiscal year 2000.

(4) Under the terms of the 1996 Plan, the exercise price of incentive stock options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

(5) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options, less the aggregate option exercise price. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Aggregated Option Exercises and Option Values

      The following table shows information concerning the exercise of stock options during fiscal year 2000 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                         Number of Securities               Value of Unexercised
                                                                        Underlying Unexercised              In-the-Money Options
                                                                 Options at Fiscal Year End(#)(2)(4)    at Fiscal Year End($)(3)(4)
                                                                 -----------------------------------    ---------------------------
                               Shares Acquired        Value
Name                           on Exercise(#)    Realized($)(1)      Exercisable   Unexercisable        Exercisable   Unexercisable
----                           --------------    --------------      -----------   -------------        -----------   -------------
Timothy P. Horne                   15,472           $66,228            416,044        125,327            $747,308       $189,071
Michael O. Fifer                        0                 0             73,492        103,436             $77,343       $195,809
William C. McCartney                    0                 0            110,311         57,646             $88,159       $110,730
Paul A. Lacourciere                     0                 0            107,685         59,607            $120,192       $109,855
Ernest E. Elliot                        0                 0            115,262         51,512             $97,997        $92,262

-----------
(1) Based on the difference between the market price on the date of exercise and the exercise price of the options before income taxes.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the grant date and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant.

(3) Based on the difference between the market price on the last day of the fiscal year and the exercise price of the options before income taxes.

(4) Except for the options granted in fiscal year 2000, the option exercise prices and number of options granted were equitably adjusted as a result of the Company's spinoff of CIRCOR International, Inc. on October 18, 1999 in which all shareholders of the Company received one share of common stock in CIRCOR for every two shares of common stock of the Company.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's compensation committee are Messrs. Murphy and Moran, neither of whom is an executive officer of the Company.

Pension Plan

      The Company maintains a qualified noncontributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified noncontributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

      The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1997, 1998 and 1999 Pension Plan years, Annual Compensation in excess of $160,000 per year is disregarded under the Pension Plan ($150,000 for years prior to 1997) for all purposes. For the 2000 and 2001 Pension Plan years, Annual Compensation in excess of $170,000 is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

      The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives, (ii) to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 and (iii) to executives who will be affected by IRS limits on Pension Plan Compensation. Tier one benefits are provided to a select group of key executives. The annual benefit under this tier payable at normal retirement is equal to the difference between (1) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this tier is age 62.

      Tier two benefits are provided to individuals not covered under Tier one who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986. The annual normal retirement benefit payable under this tier is equal to the difference between
(1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $198,333 disregarded for 2000 and 2001 ($186,667 for 1997, 1998, and 1999 and $175,000 for years prior to 1997). For the 2001 Plan
Year, Annual Compensation in excess of $359,625 is disregarded for all purposes under Tier two of the Supplemental Plan. Tier three benefits are provided to individuals not covered under Tier one or Tier two who will be affected by IRS limits on Pension Plan compensation. The annual normal retirement benefit payable under this tier is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $287,700 disregarded. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan and pursuant to Sections 401 and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options.

      The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 62 during 2000) for various levels of Final Average Compensation and years of benefit service under Tier one of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                           Estimated Total Annual Retirement Benefit
                                                        (Pension Plan plus Supplemental Plan, Tier one)
Final Average Compensation for                                   Based on Years of Service(1)
Three Highest Consecutive Years                     -------------------------------------------------------
         in Last 10 Years:                          5 Years        10 Years        15 Years        20 Years
-------------------------------                     -------        -------         -------         --------
    $100,000 .....................................  $10,000        $20,000         $35,000         $50,000
     150,000 .....................................   15,000         30,000          52,500          75,000
     200,000 .....................................   20,000         40,000          70,000         100,000
     250,000 .....................................   25,000         50,000          87,500         125,000
     300,000 .....................................   30,000         60,000         105,000         150,000
     350,000 .....................................   35,000         70,000         122,500         175,000
     400,000 .....................................   40,000         80,000         140,000         200,000
     450,000 .....................................   45,000         90,000         157,500         225,000
     500,000 .....................................   50,000        100,000         175,000         250,000
     550,000 .....................................   55,000        110,000         192,500         275,000
     600,000 .....................................   60,000        120,000         210,000         300,000

------------
(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 2000) for various levels of Final Average Compensation and years of benefit service under Tier two of the Supplemental Plan, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.

                                                           Estimated Total Annual Retirement Benefit
                                                        (Pension Plan plus Supplemental Plan, Tier two)
Final Average Compensation for                                    Based on Years of Service(1)
Five Highest Consecutive Years                                                                         25 Years
in Last 10 Years:                                10 Years        15 Years              20 Years        or more
                                                 -------------------------------------------------------------
    $100,000 ..................................  $18,000         $27,000               $36,000         $45,000
     150,000 ..................................   27,000          40,500                54,000          67,500
     200,000 ..................................   31,435          47,153                62,871          78,588
     250,000 ..................................   40,435          60,653                80,871         101,088
     300,000 ..................................   49,435          74,153                98,871         123,588
     350,000 ..................................   56,911          85,366               113,821         142,277

-----------
(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

      Messrs. Timothy P. Horne, Fifer, McCartney, Lacourciere and Elliot have 41, 7, 15, 15 and 15 years, respectively, of benefit service under the Pension Plan. Messrs, Fifer, McCartney and Elliot are eligible for Tier one benefits, and Messrs. Horne and Lacourciere are eligible for Tier two benefits. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $140,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

Employment, Termination, Supplemental and Deferred Compensation Agreements

      On September 1, 1996 the Company and Timothy P. Horne entered into a new Employment Agreement (the "1996 Employment Agreement") that terminated and superseded all prior employment agreements between the Company and Mr. Horne. The 1996 Employment Agreement provides for annual base salary of at least $660,000 plus other benefits and bonuses generally available to senior executives of the Company. The 1996 Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of three years until August 31, 1999 and thereafter for consecutive one year period automatic renewals unless otherwise terminated. The 1996 Employment Agreement is terminable by Mr. Horne on thirty days notice. Under the 1996 Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal ac t relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to two times the base salary in effect on the date of termination.

      The Company and Timothy P. Horne are parties to a Supplemental Compensation Agreement pursuant to which Mr. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $400,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year. On July 25, 2000 the Company and Mr. Horne amended the Supplemental Compensation Agreement to allow Mr. Horne in the event of a change in control of the Company to elect to receive a lump sum payment instead of the monthly payments describe above. The lump sum payment would equal the present value of a series of the monthly payments equal to $23,650. The final size of the payment will be determined with reference to discount rates and mortality tables applicable under the Company's Retirement Plan for Salaried Employees and an adjustment for inflation. If Mr. Horne elects to receive the lump sum payment his obligation to provide consulting services to the Company terminates.

      Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

Stock Option and Compensation Committee Report

      The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Moran. Mr. Murphy is the Chairman of the Committee. The members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

Compensation Philosophy

      The Company's executive compensation program is designed to promote corporate performance by aligning the interests of the Company's executives with those of the stockholders thereby enhancing stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly and primarily to performance of the business and secondarily to individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The amended Executive Incentive Bonus Plan and the Management Stock Purchase Plan instituted in fiscal 1996 are intended to strengthen the executive compensation/corporate performance relationship. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well as promote achievement of overall business goals.

      The Company's executive compensation program consist of three key components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus or Restricted Stock Units under the Management Stock Purchase Plan in lieu of annual bonus, and stock options granted under the 1996 Stock Option Plan (the "1996 Plan"). These programs, as well as the basis for the Chief Executive Officer's compensation for fiscal 2000, are discussed below.

Base Salary

      Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the compensation for comparable positions at other companies.

      Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain nonfinancial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

      The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the same-industry peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

Annual Bonus

      Under the Executive Incentive Bonus Plan, as amended, (the "Bonus Plan"), the Company's executive officers and other key employees are eligible for an annual cash bonus. Corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer in consultation with the Committee. Each selected participant is generally assigned three goals, consisting of sales growth, an economic value added percentage and earnings objectives. Once the goals are established eligible executives are assigned a maximum potential bonus percentage of base salary as a target upon which the bonus is calculated. Each of the three goals described above carries a percentage weight of 3313% of the maximum potential bonus percentage. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based closely on the performance of the Company. The Committee believes that the Bonus Plan accomplishes that objective.

      With respect to the Bonus Plan for fiscal 2000, the Company's sales were adversely impacted by the depreciation of the Euro versus the U.S. dollar, as well as a soft residential construction market in the second half of the fiscal year. As a result of these events, the sales objective was essentially not achieved. Cost controls and improved asset management contributed to increased attainment on the profit and economic value-added objectives. The CEO and most of the named executive officers achieved approximately one-half of their 2000 targeted objectives.

Management Stock Purchase Plan

      The Management Stock Purchase Plan (the "MSPP") is intended to increase the incentive for the Company's executives to purchase and hold more of the Company's Stock thereby more closely aligning their interests with the interests of the stockholders. Under the MSPP, participants may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Executive participants are required to make an election no later than June 30 of the fiscal year for which such annual incentive bonus amounts will be determined. Each RSU represents the right to receive one share of the Class A Common Stock ("Stock") after a three year vesting period and a participant may elect to defer receipt of Stock for an additional period of time after the vesting period. The MSPP permits a participant to defer income and the taxes due thereon until the RSUs are converted to Stock. RSUs are granted at a discount of 33% from the fair market value of the Stock on the date of grant which is the date that annual incentive bonuses are paid or would otherwise be paid. This discount is comparable to that offered by other industrial companies. The Committee has decreased the number of stock options granted and the number of individuals receiving options under the Company's stock option plans in order to further motivate executives participation in the MSPP.

Stock Options

      Under the Company's 1996 Plan, which was approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee will continue to set guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. However, as previously noted, the Committee has decreased the number of stock options granted to motivate executives participation in the MSPP. Stock options are a vehicle for the payment of long-term compensation which are intended to motivate executives to improve stock market performance.

      Stock options are designed to align the interests of the executives with those of the stockholders over the long-term, as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the 1996 Plan, which may either be incentive or nonqualified options, are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the 1996 Plan, the exercise price for incentive stock option grants equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Under the 1996 Plan, nonqualified stock options have an exercise price which may be no less than 50% of the market price on the date of the grant and generally vest 20% per year over five years beginning with the first anniversary of the grant date. The duration of options under the 1996 Plan is generally 10 years, with the exception of incentive stock option grants to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years. Options are normally granted in August at the Committee's meeting in order to provide the Committee with an opportunity to review the fiscal year performance, both of business and individual goals.

Chief Executive Officer Compensation

       The CEO received a base salary of $705,000 for fiscal year 2000. The CEO declined an annual adjustment in his base salary for fiscal 1999.5. The base salary received by the CEO in fiscal 1999.5 was $352,500, which on an annualized basis is a base salary of $705,000, an increase of .48% from $701,666 in the 1999 fiscal year. The nominal increase in base salary is attributed to the CEO's last annual adjustment to base salary which took place in fiscal 1999. Under the terms of the 1996 Employment Agreement with the Company, the CEO's base salary was established in 1996 at $660,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers ("CPI"), with such other additional increase, if any, as the Committee deems appropriate in its discretion. The "CPI" increased by approximately 1.6% from June 1998 to June 1999, the twelve month period immediately prior to the Committee's last adjustment in the CEO's base salary for fiscal 1999. The bonus received by the CEO in fiscal 2000 was $101,520. The CEO did not make an election to receive RSU's in lieu of any portion of his annual bonus for fiscal 2000. In fiscal year 2000, the CEO opted not to receive options. The CEO's bonus and stock option grant for fiscal 1999.5 were determined by the Committee using the same criteria described above for all executives. In fiscal 1999.5, the CEO received options under the 1996 Plan to purchase 61,890 shares with an exercise price of $12.441, which represents 100% of the fair market value of the Class A Common Stock on the grant date. This compares to 61,890 options received in fiscal 1999. The CEO holds a significant equity interest in the Company.

Company Policy on Qualifying Compensation

      Internal Revenue Code Section 162(m), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the named executive officers which is not "performance-based" as defined in Section 162(m). The Committee believes that, while there may be circumstances in which the Company's interests are best served by maintaining flexibility whether or not the compensation is fully deductible under Section 162(m), it is generally in the Company's best interest to comply with Section 162(m).

Conclusion

      Through the programs described above, a significant portion of the Company's executive compensation is linked to corporate performance and stock appreciation. The Committee believes that the Bonus Plan closely aligns executive compensation to corporate performance. In addition, the Committee believes that properly balancing the grant of stock options and RSUs will further encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby making stock appreciation a shared interest for both executives and management employees, and all stockholders.

                     Stock Option and Compensation Committee
                     ---------------------------------------

                         Daniel J. Murphy, III (Chairman)
                         Gordon W. Moran

Audit Committee Report

      During fiscal year 2000, the Audit Committee of the Board of Directors of the Company was composed of three non-employee Directors. Effective February 6, 2001 the board appointed Kenneth J. McAvoy as a fourth member. As a result Mr. McAvoy did not participate in the Audit Committee activities for fiscal year 2000. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience, except that Mr. McAvoy is not independent as defined in Section 303.01 (B) (3) of the listing requirements of the New York Stock Exchange. Mr. McAvoy does not meet the independence definition because (a) he was employed by the Company until December 31, 1999 when he retired from his position as Chief Executive Officer and Treasurer and (b) Mr. McAvoy provided consulting services with respect to the financial management of the Company until December 31, 2000. Based on Mr. McAvoy's unique combination of extensive financial management, audit and accounting experience and his knowledge and understanding of the Company and its industry, the Board of Directors determined that Mr. McAvoy's membership on the Audit Committee is required by the best interests of the Company and its stockholders.

      The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of Directors of the Company on April 26, 2000. A copy of the charter is attached as Exhibit A to this Proxy Statement. The Audit Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. Finally, the Audit Committee reviews the charter of the Audit Committee.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the management of the Company.

      The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU
Section 380). The Audit Committee has received the written disclosures on fees and staffing from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and has discussed with KPMG LLP their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's fiscal 2000 Annual Report on Form 10- K for filing with the Securities and Exchange Commission.

      In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material", or to be "filed" with the Commission or subject to the Commission's regulation 14A, other than as provided in the item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                 Audit Committee
                                 ---------------

                           Gordon W. Moran (Chairman)
                              Daniel J. Murphy, III
                                 Roger A. Young
                                Kenneth J. McAvoy

Performance Graph

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index, the Russell 2000 Index, and one peer group of companies engaged in the valve and pump industries, for a period of five and one-half fiscal years commencing June 30, 1995 and ended December 31, 2000. The peer group is a selected performance indicator of peer companies consisting of Flowserve Corporation, U.S. Industries, Inc. and IDEX Corporation. The Company is including an addition broad equity market index, the Russell 2000, which consists of companies with market capitalizations of less than $1 Billion. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1995 and that all dividends were reinvested.

          COMPARISON OF FIVE AND ONE-HALF YEAR CUMULATIVE TOTAL RETURN
                Among Watts Industries, Inc., The S&P 500 Index,
                       the Russell 2000 and a Peer Group

            [Tabular description of Line Chart in printed material]

                                                               Cumulative Total Return
                                           6/95      6/96      6/97      6/98      6/99      12/99     12/00
Watts Industries, Inc ...................  100.00     75.27     98.27     86.58     81.31     87.75     84.43
S & P 500 ...............................  100.00    126.00    169.73    220.92    271.19    290.85    265.50
Russell 2000 ............................  100.00    123.59    144.12    167.90    170.42    189.09    183.38
Peer Group ..............................  100.00    112.59    155.42    157.65    123.12    108.14     98.04

*$100 INVESTED ON 6/30/95 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS

Certain Relationships and Related Transactions

      George B. Horne, the father of Timothy P. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc. Retirement Plan for Salaried Employees.

      Kenneth J. McAvoy, a Director of the Company, has been paid $90,000 for consulting services rendered in fiscal year 2000 with respect to the financial management of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Class A Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and changes in ownership of Company stock and provide copies of such forms to the Company. Based on a review of the copies of such forms provided to the Company and written representations furnished to it, the Company believes that during the fiscal year ended December 31, 2000, all reports required by Section 16(a) to be filed by the aforementioned persons were filed on a timely basis, except:
Timothy P. Horne, CEO, inadvertently failed to file with the Securities and Exchange Commission on a timely basis, two Form 4s reporting one transaction each for the months of August and October, 2000 but did report the transactions in his year end report on Form 5, which was timely filed; Robert T. McLaurin, Corporate Vice President of Asian Operations inadvertently failed to file with the Securities and Exchange Commission on the timely basis, a Form 4 reporting one transaction for the month of October, 2000 but did report the transaction in his year end report on Form 5, which was timely filed; James A. Shanahan, Corporate Controller, inadvertently failed to file with the Securities Exchange Commission on a timely basis, a Form 4 reporting one transaction for the month of August, 2000 but did report the transaction in his year end report on Form 5, which was timely filed.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

      Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of KPMG LLP as the Company's independent auditors for fiscal 2001.

      The Company expects that a representative of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

      During fiscal year 2000, KPMG LLP provided various audit, audit related and non-audit services to the Company as follows:

      a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's December 31, 2000 annual financial statements and review of financial statements in the Company's Quarterly Reports on Form 10-Q: $454,000.

      b)    Financial information systems design and implementation fees: NONE.

      c) All Other Fees: Aggregate fees billed for all other professional services rendered during the year ended December 31, 2000: $339,000.

      The Audit Committee has considered whether, and determined that, the provision of the services described in sections (b) and (c) above is compatible with maintaining the independence of KPMG LLP.

      Holders of voting rights sufficient to ratify the selection of KPMG LLP as independent auditors have indicated an intention to vote in favor of this proposal.

      The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's independent auditors for Fiscal 2001.

                              STOCKHOLDER PROPOSALS

      In order for any stockholder proposal to be included in the proxy statement for the Company's 2002 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than November 16, 2001 and must satisfy certain rules of the Securities and Exchange Commission.

      Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 2002 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 2001 Annual Meeting which dates will be February 8, 2002 and December 28, 2001, respectively. Shareholder proposals received by the Company outside of the aforementioned dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2002 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 2001 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 2002 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2002 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

                                    Exhibit A

                             WATTS INDUSTRIES, INC.

                             Audit Committee Charter

I.    General Statement of Purpose

      The Audit Committee of the Board of Directors (the "Audit Committee") of Watts Industries, Inc. (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II.   Audit Committee Composition

      The Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III.  Meetings

      The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV.   Audit Committee Activities

      The principal activities of the Audit Committee will generally include the following:

      A.    Review of Charter

         o Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

      B.    Audited Financial Statements and Annual Audit

         o Review the overall audit plan with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer (the "Senior Accounting Executive").

         o Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

            (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

            (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements; and

            (iii) major changes in and other questions regarding accounting and auditing principles and procedures.

         o Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

         o Review and discuss with the independent auditor (outside of the presence of management), if desired, any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

            (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

            (ii) any changes required by the auditor in the scope or performance of the Company's internal audit.

         o Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

         o Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

         o Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's annual Report on Form 10-K.

         o Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

         o Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

C.    Unaudited Quarterly Financial Statements

         o Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

D. Matters Relating to Selection, Performance and Independence of Independence of Independent Auditor

         o  Recommend to the Board the appointment of the independent auditor.

         o Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee.

         o Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

         o Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

         o Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

E.    Matters Relating to the Independence of the Audit Committee

         o Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Sections 303.01 and 303.02 of the New York Stock Exchange Listed Company Manual.

F.    General

         o The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

         o Perform such other oversight functions as may be requested by the Board.

         o In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

         o Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                  [WATTS LOGO]

                             WATTS INDUSTRIES, INC.
          815 Chestnut Street, North Andover, Massachusetts 01845-6098
                     Visit our website at: www.wattsind.com
Printed in U.S.A.                                                     0764-PS-01

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class A Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Wednesday, April 25, 2001 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

                            INTERNET ACCESS IS HERE!

Watts Industries, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

                              http://equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (076410). Please click on the "Account Access" tab and follow the instructions and a temporary password will be mailed to your address of record.

X  Please mark
   votes as in
   this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1 and 2 below, the undersigned's votes will be cast in favor of Items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect five Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy, (03) Gordon W. Moran, (04) Daniel J. Murphy, III, and (05) Roger A. Young.

                  FOR                WITHHELD
              ALL NOMINEES       FROM ALL NOMINEES
                   X                     X

    X ______________________________________
      For all nominees except as noted above

                                                FOR     AGAINST     ABSTAIN

2.    To ratify the selection of KPMG            X         X           X
      LLP as the independent auditors
      of the Company for the current
      fiscal year.

      MARK HERE      X
      FOR ADDRESS
      CHANGE AND
      NOTE AT LEFT

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


Signature:  _____________________         Date: __________________


Signature:  ______________________        Date: __________________

                                      PROXY

                             WATTS INDUSTRIES, INC.

                  815 Chestnut Street, North Andover, MA 01845
                         Proxy for Class B Common Stock

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Timothy P. Horne and William C. McCartney, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Wednesday, April 25, 2001 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

      The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the Annual Report to Stockholders.

                            INTERNET ACCESS IS HERE!

Watts Industries, Inc. is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at:

                              http://equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (076410). Please click on the "Account Access" tab and follow the instructions and a temporary password will be mailed to your address of record.

X  Please mark
   votes as in
   this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1 and 2 below, the undersigned's votes will be cast in favor of Items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect five Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      Nominees: (01) Timothy P. Horne, (02) Kenneth J. McAvoy, (03) Gordon W. Moran, (04) Daniel J. Murphy, III, and (05) Roger A. Young.

                  FOR                WITHHELD
              ALL NOMINEES       FROM ALL NOMINEES
                   X                     X

    X ______________________________________
      For all nominees except as noted above




                                                FOR     AGAINST     ABSTAIN

2.    To ratify the selection of KPMG            X         X           X
      LLP as the independent auditors
      of the Company for the current
      fiscal year.


      MARK HERE      X
      FOR ADDRESS
      CHANGE AND
      NOTE AT LEFT

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


Signature:  _____________________         Date: __________________


Signature:  ______________________        Date: __________________